As filed with the Securities and Exchange Commission on August 22, 2019
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________________

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
_________________________________

MANNATECH, INCORPORATED
(Exact name of registrant as specified in its charter)

Texas	75-2508900
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1410 Lakeside Parkway, Suite 200
Flower Mound, Texas	75028
(Address, of Principal Executive Offices)	(Zip Code)

Mannatech, Incorporated 2017 Stock Incentive Plan
(Full title of the plan)
_______________________________________

David A. Johnson
Chief Financial Officer
Mannatech, Incorporated
1410 Lakeside Parkway, Suite 200
Flower Mound, Texas 75028
(Name and address of agent for service)

(972) 471-7400
(Telephone number, including area code, of agent for service)
_______________________________________

Copy to:
Matthew D. Bivona
Akin Gump Strauss Hauer & Feld LLP
2300 N. Field Street, Suite 1800
Dallas, Texas 75201
(214) 969-2800
_______________________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and smaller reporting company in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐                             Accelerated filer          ☐
Non-accelerated filer ☒                             Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
_______________________________________

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(2)
Common Stock, par value $0.0001 per share	120,000	$14.50	$1,740,000	$210.89
(1) These shares of common stock, par value $0.0001 per share (the "Common Stock"), are issuable under the Mannatech, Incorporated 2017 Stock Incentive Plan (as amended, the “2017 Plan”) upon the exercise of options or stock appreciation rights or the vesting of restricted stock awards. Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional shares of Common Stock that may become issuable under the 2017 Plan to prevent dilution that may result from any future stock splits, stock dividends or similar transactions affecting the Common Stock.
(2) Pursuant to Rules 457(c) and 457(h) promulgated under the Securities Act, the proposed maximum offering price is estimated, solely for the purpose of determining the registration fee, on the basis of the average of the high and low prices of the Common Stock on The Nasdaq Global Select Market on August 19, 2019, which is a date within five business days prior to the date of this Registration Statement.

EXPLANATORY NOTE
This Registration Statement is being filed by Mannatech, Incorporated (the “Company”) pursuant to General Instruction E of Form S-8 under the Securities Act to register an additional 120,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), for issuance in connection with awards under the Mannatech, Incorporated 2017 Stock Incentive Plan (as amended, the “2017 Plan”) pursuant to the First Amendment to the Mannatech, Incorporated 2017 Stock Incentive Plan (the “Amendment”). The Amendment was approved by the Company’s shareholders on June 11, 2019. The Amendment increases the number of shares of Common Stock authorized for issuance under the 2017 Plan from 250,000 shares to 370,000 shares (an increase of 120,000 shares).

Except as set forth below, the contents of the Company’s registration statement on Form S-8 (File No. 333-220539) filed with the U.S. Securities and Exchange Commission (the “SEC”) on September 20, 2017 and relating to shares of Common Stock issuable in connection with awards under the 2017 Plan prior to the Amendment are incorporated by reference herein as permitted by General Instruction E of Form S-8.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
The Company will provide all participants in the 2017 Plan with the documents containing the information required by Part I of this Form S-8, as specified in Rule 428(b)(1) promulgated by the SEC under the Securities Act. In accordance with the note to Part I of Form S-8 and Rule 428 of the Securities Act, the Company is not filing such documents with the SEC, but such documents (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.    Incorporation of Documents by Reference.
The following documents filed with the SEC are incorporated herein by reference, other than those furnished pursuant to Item 2.02 or Item 7.01 of Current Reports on Form 8-K.

(a)	Annual Report on Form 10-K for the year ended December 31, 2018, as filed by the Company with the SEC on March 11, 2019.

(b)	Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2019, as filed by the Company with the SEC on May 6, 2019.

(c)	Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2019, as filed by the Company with the SEC on August 7, 2019.

(d)	The following Current Reports on Form 8-K filed by the Company with the SEC since December 31, 2018:

(1)	Current Report on Form 8-K, as filed by the Company with the SEC on March 12, 2019;

(2)	Current Report on Form 8-K, as filed by the Company with the SEC on March 15, 2019;

(3)	Current Report on Form 8-K, as filed by the Company with the SEC on May 31, 2019;

(4)	Current Report on Form 8-K, as filed by the Company with the SEC on June 17, 2019;

(5)	Current Report on Form 8-K, as filed by the Company with the SEC on June 17, 2019;

(6)	Current Report on Form 8-K, as filed by the Company with the SEC on August 15, 2019.

(e)	The description of the Company’s Common Stock contained in its registration statement on Form S-3 (Registration No. 333-169774) as filed with the SEC on October 6, 2010.
In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), excluding any information furnished (but not filed) pursuant to any Current Report on Form 8-K, prior to the filing of a post-effective amendment to the Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein, as the case may be, modifies or supersedes such statement. Any such statement so modified or superseded shall be deemed not, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.    Exhibits.
INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit
4.1*	Mannatech, Incorporated 2017 Stock Incentive Plan.
4.2	First Amendment to Mannatech, Incorporated 2017 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q, filed on August 7, 2019).
5.1*	Opinion of Akin Gump Strauss Hauer & Feld LLP.
23.1*	Consent of Akin Gump Strauss Hauer & Feld LLP (included in opinion filed as Exhibit 5.1 hereto).
23.2*	Consent of BDO USA, LLP.
24.1*	Powers of Attorney (included with signature page of this Registration Statement).
* Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Flower Mound, State of Texas, on August 22, 2019.

MANNATECH, INCORPORATED

By:    /s/ David A. Johnson__________________________________
David A. Johnson
Chief Financial Officer

S-1

POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints David A. Johnson, with full power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments (including post-effective amendments) to this Registration Statement, to file the same, together with all exhibits thereto and other documents in connection therewith, with the SEC, to sign any and all applications, registration statements, notices and other documents necessary or advisable to comply with the applicable state securities laws, and to file the same, together with all other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, full power and authority to perform and do each and every act and thing necessary and advisable as fully to all intents and purposes as he or she might or could perform and do in person, thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

/s/ Alfredo Bala	Chief Executive Officer and President (principal executive officer)	August 22, 2019
Alfredo Bala

/s/ David A. Johnson	Chief Financial Officer (principal financial officer)	August 22, 2019
David A. Johnson

/s/ J. Stanley Fredrick	Chairman of the Board	August 22, 2019
J. Stanley Fredrick

/s/ Larry A. Jobe	Director	August 22, 2019
Larry A. Jobe

/s/ Tyler Rameson	Director	August 22, 2019
Tyler Rameson

/s/ Kevin Robbins	Director	August 22, 2019
Kevin Robbins

/s/ Eric W. Schrier	Director	August 22, 2019
Eric W. Schrier

/s/ Robert A. Toth	Director	August 22, 2019
Robert A. Toth

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